Exhibit 99.1

News Release

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com http://cmegroup.mediaroom.com/

CME Group Inc. Reports Strong Third-Quarter Revenues and Operating Income

CHICAGO, October 29, 2008 – CME Group Inc. (NASDAQ: CME) today reported total GAAP revenues increased 20 percent to $681 million, and GAAP operating income increased 22 percent to $421 million. Net income for the third quarter was $169 million, down 16 percent versus the prior year due primarily to an income tax adjustment and other non-core items. Diluted earnings per share on a GAAP basis were $2.81. The 2008 GAAP results reflect the operations of both Chicago Mercantile Exchange (CME) and Board of Trade of the City of Chicago (CBOT), as well as the results of NYMEX Holdings, Inc. (NYMEX) after August 22, 2008 when the acquisition closed.

Pro forma non-GAAP diluted earnings per share in the third quarter were $4.13. All pro forma results reflect the operations of both CME Group Inc. and NYMEX, as if they were combined for all periods reported. Additionally, third-quarter 2008 pro forma non-GAAP results exclude a net impact of $76 million of merger-related and other items, which are listed in detail in Table 1. Total revenues increased six percent to $787 million and total operating expenses decreased three percent compared with the same period last year at $269 million. A strong rate per contract and continued focus on expense discipline helped the company reach third-quarter operating income of $518 million, an increase of 11 percent from $468 million for the year-ago period, and its second highest pro forma operating margin ever, at 66 percent. Operating margin is defined as operating income as a percentage of total revenues. Pro forma net income was $278 million for third-quarter 2008. Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these pro forma results is included with the attached financial statements.

“CME Group’s record quarterly volumes in our E-mini and FX complexes in the third quarter highlight the diversity and strength of our product base” said CME Group Executive Chairman Terry Duffy. “We are focused on continued innovation across our product lines and our technology and to that end are very excited about the strategic opportunities offered by the completion of the NYMEX acquisition. NYMEX’s energy and metals products, as well as the ClearPort over-the-counter clearing platform, provide additional ways for our customers to manage risk during even the most challenging market conditions. By combining these offerings with the extensive distribution and strong international presence established by CME, we look forward to ongoing growth in these globally significant products.”

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, and Swapstream products.

“At a time of unprecedented turmoil in financial markets, CME Group continues to provide the transparency, liquidity and security that enable our customers to manage their risks effectively,” said CME Group Chief Executive Officer Craig Donohue. “Our strong third-quarter results underscore the value of what we provide to our customers and the strength of our business model when compared to other financial sector companies. CME Group has successfully guaranteed the performance of every contract on our exchanges for more than a century, ensuring that no customer has ever suffered a loss due to a clearing member default. As customers in the over-the-counter derivative markets move increasingly toward more regulated, transparent and centrally-cleared markets, CME Group is extremely well positioned to benefit.”

CME Group Inc. Third-Quarter 2008 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q3 FY08	Q3 FY07	Y/Y	YTD FY08	YTD FY07	Y/Y
Revenues	$681	$565	20%	$1,869	$1,227	52%
Expenses	$260	$220	18%	$705	$488	44%
Operating Income	$421	$345	22%	$1,164	$739	58%
Operating Margin %	61.8%	61.1%		62.3%	60.2%
Net Income	$169	$202	-16%	$653	$457	43%
Diluted EPS	$2.81	$3.87	-27%	$11.61	$11.18	4%

Pro Forma Non-GAAP

($s in millions, except per share)	Q3 FY08	Q3 FY07	Y/Y	YTD FY08	YTD FY07	Y/Y
Revenues	$787	$744	6%	$2,360	$2,054	15%
Expenses	$269	$276	-3%	$823	$835	1%
Operating Income	$518	$468	11%	$1,537	$1,219	26%
Operating Margin %	65.8%	62.9%		65.1%	59.4%
Net Income	$278	$269	3%	$844	$699	21%
Diluted EPS	$4.13	$4.00	3%	$12.59	$10.36	22%

NOTE: See the CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail related to the adjustments made to reach the pro forma results.

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Table 1 – Net Impacts Excluded from Third-Quarter 2008 Pro Forma Non-GAAP Results

($s in millions)	Q3 FY08
Termination of the company’s FX hedge associated with its investment in BM&F BOVESPA SA (BM&F)	$7
Valuation of guarantee for holders of the Chicago Board Options Exchange (CBOE) exercise right privilege (ERP)	8
Write downs of FXMarketSpace and Swapstream, and sale of legacy CBOT metals	(28)
Revaluation of the company’s securities lending portfolio	(16)
Other	(9)

Decrease in income before income taxes	(38)
Income tax benefit of above items	10
Revaluation of the company’s deferred tax liabilities	(48)

Decrease in net income	$(76)

Pro Forma Non-GAAP Third-Quarter 2008 Financial Results

Third-quarter 2008 average daily volume of 13.2 million contracts per day drove $665 million in clearing and transaction fee revenue, an increase of four percent from $641 million in third-quarter 2007. Third-quarter 2008 quotation data fees were up 24 percent to $92 million, which included $4 million from a market data subscriber audit.

The average rate per contract for CME Group, excluding NYMEX for the entire period, was $0.659 for the quarter, up six percent compared with the average rate per contract of $0.622 in third-quarter 2007. The total pro forma average gross rate per contract for the NYMEX business was $1.567 for the quarter, up one percent compared with $1.547 in third-quarter 2007.

Third-quarter 2008 pro forma non-operating expense was $28 million. Investment income included $9 million from a dividend payment associated with the company’s BM&F investment. Securities lending expense included $6 million expense related to the revaluation of a portion of the company’s securities lending portfolio. Additionally, the third-quarter 2008 effective tax rate was 43.3 percent.

As of September 30, the company had $710 million of cash and marketable securities and $2.9 billion of debt. Since the $1.1 billion share buyback program was announced in June, the company has expended approximately $100 million on repurchases through October 28.

Company Guidance

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The company expects total pro forma operating expenses in the fourth quarter to range from $270 million to $275 million. Fourth-quarter capital expenditures are expected to range from $85 million to $95 million. In addition, the expected effective tax rate for fourth-quarter 2008 and the full-year 2009 will range between 41 percent and 42 percent.

CME Group will hold a conference call to discuss third-quarter results at 5:00 p.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives exchange. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers $7 billion in financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago. NYMEX, New York Mercantile Exchange, and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to realize the benefits and control the costs of our merger with NYMEX Holdings, Inc. and our ability to successfully integrate the businesses of CME Group and NYMEX Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected and expected cost savings from the merger may not be fully realized within the expected time frames or at all; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate future revenues from processing services; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing, changes as a result of a combination of the Securities and Exchange Commission and the Commodity Futures Trading Commission, or changes relating to the recently enacted Emergency Economic Stabilization Act of 2008; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by decreased demand or the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market conditions, including the recent volatility of the capital and credit markets; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain

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our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; the seasonality of the futures business; changes in regulation or our industry as a result of a combination with the Securities and Exchange Commission and the Commodity Futures Trading Commission and changes in the regulation of our industry with respect to speculative trading in commodity interests and derivatives contracts. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q and our Current Report on Form 8-K, filed on October 29, 2008, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

08-121

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$582,421	$845,312
Collateral from securities lending	909,360	2,862,026
Marketable securities, including pledged securities	127,322	203,308
Accounts receivable, net of allowance	339,941	187,487
Other current assets	92,893	55,900
Cash performance bonds and security deposits	7,506,397	833,022

Total current assets	9,558,334	4,987,055
Property, net of accumulated depreciation and amortization	660,795	377,452
Intangible assets - trading products	16,959,000	7,987,000
Intangible assets - other, net of accumulated amortization	3,443,331	1,796,789
Goodwill	7,765,049	5,049,211
Other assets	868,543	108,690

Total Assets	$39,255,052	$20,306,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$53,130	$58,965
Payable under securities lending agreements	947,073	2,862,026
Short-term debt	503,703	164,435
Other current liabilities	598,321	157,615
Cash performance bonds and security deposits	7,506,397	833,022

Total current liabilities	9,608,624	4,076,063
Long-term debt	2,412,817	—
Deferred tax liabilities	8,090,348	3,848,240
Other liabilities	114,503	76,257

Total Liabilities	20,226,292	8,000,560
Shareholders’ equity	19,028,760	12,305,637

Total Liabilities and Shareholders’ Equity	$39,255,052	$20,306,197

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$558,721	$477,840	$1,542,280	$988,803
Quotation data fees	75,644	45,821	192,281	95,163
Processing services	17,910	17,981	53,944	90,300
Access and communication fees	10,894	10,487	32,194	25,862
Other	17,783	13,093	48,551	26,434

Total Revenues	680,952	565,222	1,869,250	1,226,562

Expenses
Compensation and benefits	84,581	78,462	231,458	191,591
Communications	11,496	12,044	39,118	29,973
Technology support services	11,929	15,747	47,041	33,284
Professional fees and outside services	16,958	15,046	47,783	36,328
Amortization of purchased intangibles	29,047	15,964	63,158	16,592
Depreciation and amortization	34,087	32,872	102,869	72,661
Occupancy and building operations	18,960	14,647	52,904	32,835
Licensing and other fee agreements	19,253	11,471	44,792	25,300
Restructuring	49	4,512	2,065	4,512
Other	33,821	19,082	73,722	44,925

Total Expenses	260,181	219,847	704,910	488,001

Operating Income	420,771	345,375	1,164,340	738,561

Non-Operating Income and Expense
Investment income	17,986	21,027	41,409	57,727
Gains (losses) on derivative investments	7,504	60	(7,758)	60
Securities lending interest income	8,503	23,150	32,147	91,560
Securities lending interest and other costs	(28,906)	(21,710)	(48,211)	(88,801)
Interest and other borrowing costs	(17,884)	(1,420)	(21,590)	(1,444)
Guarantee of exercise right privileges	8,016	(28,499)	12,789	(28,499)
Equity in losses of unconsolidated subsidiaries	(20,057)	(3,663)	(27,927)	(10,054)
Other non-operating expense	67	—	(8,398)	—

Total Non-Operating	(24,771)	(11,055)	(27,539)	20,549

Income Before Income Taxes	396,000	334,320	1,136,801	759,110
Income tax provision	(227,309)	(132,748)	(483,380)	(301,635)

Net Income	$168,691	$201,572	$653,421	$457,475

Earnings per Common Share:
Basic	$2.82	$3.90	$11.66	$11.28
Diluted	$2.81	$3.87	$11.61	$11.18

Weighted Average Number of Common Shares:
Basic	59,870	51,748	56,054	40,556
Diluted	60,086	52,103	56,302	40,920

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$665,158	$641,452	$2,008,169	$1,749,189
Quotation data fees	91,616	73,850	261,379	219,046
Processing services	582	558	1,619	1,502
Access and communication fees	11,076	10,751	32,965	29,865
Other	18,306	17,109	55,592	54,069

Total Revenues	786,738	743,720	2,359,724	2,053,671

Expenses
Compensation and benefits	90,495	100,176	272,984	295,941
Communications	12,094	14,235	42,355	42,436
Technology support services	13,147	18,633	52,675	55,982
Professional fees and outside services	18,417	18,712	57,665	54,876
Amortization of purchased intangibles	31,323	30,756	92,470	92,031
Depreciation and amortization	34,848	35,084	105,459	108,315
Occupancy and building operations	21,652	18,973	64,254	55,743
Licensing and other fee agreements	25,155	21,733	70,643	64,447
Other	21,771	17,535	64,366	64,814

Total Expenses	268,902	275,837	822,871	834,585

Operating Income	517,836	467,883	1,536,853	1,219,086

Non-Operating Income and Expense
Investment income	19,588	26,831	50,207	85,633
Gains (losses) on derivative investments	70	60	129	60
Securities lending interest income	10,508	43,105	46,749	172,008
Securities lending interest and other costs	(15,011)	(40,532)	(44,682)	(166,663)
Interest and other borrowing costs	(38,081)	(38,081)	(114,243)	(114,243)
Equity in losses of unconsolidated subsidiaries	(5,106)	(5,767)	(17,212)	(17,469)

Total Non-Operating	(28,032)	(14,384)	(79,052)	(40,674)

Income Before Income Taxes	489,804	453,499	1,457,801	1,178,412

Income tax provision	(211,996)	(184,342)	(613,658)	(479,345)

Net Income	$277,808	$269,157	$844,143	$699,067

Earnings per Diluted Common Share	$4.13	$4.00	$12.59	$10.36

Weighted Average Number of Diluted Common Shares*	67,325	67,233	67,062	67,488

Note: Pro Forma Non-GAAP results exclude merger-related costs and other items listed in Table 1 in the text of the press release. All pro forma results reflect both the operating results of CME Group and NYMEX, as if they were combined for all periods presented. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes merger-related shares converted or issued for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP Results
Revenues	$680,952	$565,222	$1,869,250	$1,226,562
Expenses	260,181	219,847	704,910	488,001

Operating income	420,771	345,375	1,164,340	738,561

Non-operating income and expense	(24,771)	(11,055)	(27,539)	20,549

Income before income taxes	396,000	334,320	1,136,801	759,110
Income tax provision	(227,309)	(132,748)	(483,380)	(301,635)

Net Income	$168,691	$201,572	$653,421	$457,475

Pro Forma Adjustments
Revenues:
CBOT pre-merger revenue	$—	$22,720	$—	$414,881
NYMEX pre-merger revenue	124,264	173,201	543,949	501,026
Intercompany revenue elimination(1)	(10,727)	(17,423)	(45,724)	(88,798)
FXMarketSpace write down	(7,751)		(7,751)

Total Pro Forma Revenue Adjustment	105,786	178,498	490,474	827,109

Expenses:
CBOT pre-merger expense	—	11,247	—	219,296
NYMEX pre-merger expense	81,522	65,263	229,242	199,961
Intercompany expense elimination (1)	(10,727)	(17,423)	(45,724)	(88,798)
Amortization of intangibles (2)	5,553	15,629	32,589	75,379
Depreciation adjustment from building life change (3)	971	1,476	3,923	4,428
Swapstream writeoff	(14,315)	—	(14,315)	—
Loss on sale of metals	(2,780)	—	(2,780)	—
FXMS writeoff	(2,616)	—	(2,616)	—
Other (4)	(48,887)	(20,202)	(82,358)	(63,682)

Total Pro Forma Expense Adjustment	8,721	55,990	117,961	346,584

Adjustment to operating income	97,065	122,508	372,513	480,525

Non-operating income and expense:
CBOT premerger non-operating income	—	690	—	13,146
NYMEX premerger non-operating income	(226)	2,506	32,426	(16,925)
Interest on debt acquired for NYMEX deal	(19,294)	(35,024)	(88,577)	(111,905)
Equity investment unusual gain or loss (5)	15,942	—	(14,699)	25,962
Securities lending writedown	15,746	—	15,746	—
ERP Guarantee (6)	(8,016)	28,499	(12,789)	28,499
BM&F (7)	(7,413)	—	16,380	—

Total Pro Forma Non-Operating Income and Expense Adjustment	(3,261)	(3,329)	(51,513)	(61,223)

Adjustment to income before income taxes	93,804	119,179	321,000	419,302
Adjustment to income tax provision	15,313	(51,594)	(130,278)	(177,710)

Adjustment to net income	$109,117	$67,585	$190,722	$241,592

Pro Forma Non-GAAP Results
Revenues	$786,738	$743,720	$2,359,724	$2,053,671
Expenses	268,902	275,837	822,871	834,585

Operating income	517,836	467,883	1,536,853	1,219,086

Non-operating income and expense	(28,032)	(14,384)	(79,052)	(40,674)

Income before income taxes	489,804	453,499	1,457,801	1,178,412
Income tax provision(8)	(211,996)	(184,342)	(613,658)	(479,345)

Net Income	$277,808	$269,157	$844,143	$699,067

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger and processing services provided prior to the NYMEX acquisition.
(2)	Add amortization of intangible assets recorded in purchase of CBOT and NYMEX.
(3)	Adjust depreciation for changes in value and useful life of building acquired from NYMEX.
(4)	Reverse effect of restructuring, accelerated depreciation, integration and legal expenses related to the merger with CBOT and acquisition of NYMEX. Also removes other merger-related transaction costs that were expensed and transaction costs related to the acquisition of CMA.
(5)	Write-down of FXMarketSpace and Optionable as well as a gain related to TSX Group.
(6)	Reverse impact of exercise right privilege guarantee.
(7)	Related to change in value of the currency hedge associated with the company’s BM&F/Bovespa investment prior to termination as well as transaction costs of BM&F/Bovespa investment.
(8)	Proforma adjustments are tax affected at 41.5%, the mid point of CME Group’s estimated effective tax rate. Also, a first quarter 2008 tax benefit of $38.6 million due to a change in Illinois state tax treatment for apportionment of revenues sourced within the state has been removed for proforma purposes. Finally, a third quarter 2008 non-cash tax expense of $48.3 million due to adjusting deferred taxes related to the NYMEX acquisition has also been removed for proforma purposes.

CME Group Inc.

Quarterly Operating Statistics

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
Trading Days	63	64	61	64	64

Quarterly Average Daily Volume (ADV)

CME Group Pro Forma ADV (Legacy CME, CBOT and NYMEX combined, in thousands)

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
Total	14,161	12,113	15,540	12,876	13,236

CME Group ADV (Legacy CME and CBOT combined for periods prior to 4Q07, in thousands)

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
Product Line
Interest rates	8,060	6,290	8,251	6,467	6,030
Equity E-mini	3,057	2,817	3,628	2,833	3,638
Equity standard-size	202	166	201	161	204
Foreign exchange	635	561	640	665	710
Commodities & alternative investments	716	740	949	933	822

Total	12,670	10,574	13,669	11,060	11,404

Venue
Open outcry	2,652	1,876	2,336	1,836	1,602
Electronic (excluding TRAKRS)	9,806	8,528	11,097	9,054	9,641
Privately negotiated	212	169	236	170	161

Total	12,670	10,574	13,669	11,060	11,404

NYMEX/COMEX ADV (in thousands)

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
NYMEX floor	229	229	257	238	193
NYMEX electronic	687	704	814	865	831
COMEX floor	36	42	47	38	36
COMEX electronic	114	147	205	172	214
NYMEX ClearPort	351	310	473	418	492
Other	74	107	75	85	65

Total	1,491	1,539	1,870	1,816	1,831

Average Rate Per Contract (RPC)

CME Group RPC (Legacy CME and CBOT combined for periods prior to 4Q07)

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
Product Line
Interest rates	$0.519	$0.530	$0.505	$0.522	$0.521
Equity E-mini	0.673	0.687	0.684	0.668	0.677
Equity standard-size	1.451	1.427	1.506	1.453	1.486
Foreign exchange	0.951	0.985	0.927	0.907	0.936
Commodities & alternative investments	1.032	1.074	1.119	1.134	1.154

Average RPC (excluding TRAKRS)	$0.622	$0.648	$0.630	$0.648	$0.659

Venue
Open outcry	$0.473	$0.517	$0.553	$0.572	$0.607
Electronic (excluding TRAKRS)	0.613	0.629	0.609	0.629	0.637
Privately negotiated	2.878	3.057	2.345	2.427	2.526

NYMEX/COMEX RPC

	3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008
NYMEX floor	1.446	1.469	1.594	1.606	1.384
NYMEX electronic	1.254	1.204	1.324	1.304	1.315
COMEX floor	1.341	1.465	1.640	1.712	1.624
COMEX electronic	1.503	1.549	1.630	1.706	1.719
NYMEX ClearPort	1.670	1.151	1.490	1.571	1.642
Other	2.016	1.809	1.923	1.854	1.928
Total Pro Forma Average Net Rate	1.441	1.388	1.472	1.479	1.488
Direct Transaction Cost	0.106	0.083	0.098	0.077	0.078
Total Pro Forma Average Gross Rate	1.547	1.471	1.570	1.556	1.567

Note: All CME Group volume and rate per contract data is based upon pro forma results, including the operations of CME Group and NYMEX as if they were combined for the entire period reported. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products.